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                                                                    EXHIBIT 99.1

[PROXIM LOGO]

FINANCIAL CONTACT
Keith Glover
Proxim Corporation
(408) 731-2700
keith@proxim.com

WARBURG PINCUS AND BROADVIEW CAPITAL PARTNERS COMMIT TO BROADEN INVESTMENT IN PROXIM CORPORATION

SUNNYVALE, CALIF., JULY 22, 2003 - Proxim Corporation (Nasdaq: PROX), a global leader in wireless networking equipment for Wi-Fi and wide area networks, today announced that Warburg Pincus and Broadview Capital Partners have agreed to collectively invest $30 million, and potentially up to $40 million in Proxim. Proxim expects to use the proceeds of this investment to provide working capital for ongoing business operations as well as to fund certain one-time restructuring expenses including the settlement of lease obligations as part of this restructuring, and for legal expenses related to the patent infringement litigation with Symbol Technologies. The investment is in addition to Proxim's secured financing agreements with Silicon Valley Bank announced on July 7, 2003.

"We are very pleased by Warburg Pincus' and Broadview Capital Partners' continued support of Proxim's plan to take advantage of the significant growth opportunities that we expect to develop as Wi-Fi converges with wireless and wireline networks," said Frank Plastina, Chief Executive Officer and President of Proxim. "We believe that this investment provides the liquidity and capital required to support our growth objectives and to return to and sustain profitability."

The $30 million investment will be in the form of short term secured exchangeable promissory notes bearing interest at 25% per annum that will be exchanged, upon stockholder approval, into shares of Series B convertible preferred stock. The Series B preferred stock converts into shares of Proxim's Class A common stock at an initial conversion price of $1.15 per share. This conversion price will be revised upward to the extent that the 15 day average closing price of Proxim's common stock for the period commencing on July 23, 2003 exceeds $2.00, and it will be revised downward to the extent that the 15 day average closing price of Proxim's common stock falls below $0.88. In both cases, the maximum adjustment will be $0.15 per share. In addition, for a period of 180 days commencing on July 23, 2003, Proxim will have the right to require the investors to purchase an additional $10 million of Series B convertible preferred stock following stockholder approval. Upon the issuance of the Series B convertible preferred stock, the investors will also be granted warrants to acquire an aggregate of 18,000,000 shares of common stock having an exercise price equal to the average closing price of Proxim's common stock for the 10 business days prior to and including July 22, 2003.

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The Series B convertible preferred stock will have the rights to a 12%
cumulative dividend compounding quarterly for its 6 year life with acceleration of the dividend upon a change of control.

The shares of Series B convertible preferred stock to be issued upon exchange of the promissory notes and the warrants issued to Warburg Pincus and Broadview Capital Partners are expected to represent approximately 21% of Proxim's outstanding capital stock on an as-converted and as-exercised basis excluding employee options.

Proxim's Series A convertible preferred stock and warrants to purchase Proxim's common stock currently held by Warburg Pincus and Broadview Capital Partners, which previously represented approximately 24% of Proxim's outstanding capital stock prior to this investment will, following the issuance of the Series B convertible preferred stock, represent an aggregate of approximately 23% of Proxim's outstanding capital stock on an as-converted and as-exercised basis excluding employee options, as adjusted to account for the anti-dilution adjustments on the contemplated $30 million investment.

Promptly following the closing of the $30 million investment, Proxim plans to call a special stockholders meeting to approve the exchange of the secured exchangeable promissory notes for shares of Series B convertible preferred stock and the issuance of the warrants.

In the event of an occurrence of a change of control of Proxim while the promissory notes are outstanding, the noteholders have the right to put the promissory notes to the company for an amount equal to 150 percent of the accrued value of the promissory notes. In addition, if at any time prior to the stockholder vote, Proxim's board of directors withdraws its recommendation to its stockholders to vote in favor of the exchange of the promissory notes, then the promissory notes shall become immediately due and Proxim will pay the noteholders aggregate incremental interest of $1 million.

In view of the company's recent cash balances, lease default, patent litigation expenses, revenue and restructurings, a special committee of independent members of the Proxim board of directors determined that the investment is in the best interest of the Proxim stockholders. The special committee further ensured that Proxim has the ability to solicit or entertain other financing or merger and acquisition alternatives subject to the payment of break-up fees.

ABOUT PROXIM

Proxim Corporation is a global leader in wireless networking equipment for Wi-Fi and wide area networks. The company is providing its enterprise and service provider customers with wireless solutions for public hot spots, voice and data backhaul, enterprise campuses, security and surveillance, last mile access and mobile professionals. This press release and more information about Proxim can be found on the Web at www.proxim.com.

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ABOUT WARBURG PINCUS

Warburg Pincus is one of the largest private equity investment firms in the world and has been a leading private equity investor since 1971. Over the last 30 years, the firm has invested approximately $14 billion in more than 466 companies in 29 countries around the world. Today, the firm has approximately $9 billion under management, plus an additional $5 billion available for investment. The company invests in a range of industry sectors including information and communications technology, healthcare/life sciences, business services, financial services and technology, media, energy/natural resources and real estate.

Working in partnership with management teams, Warburg Pincus has taken an active role in building businesses and has provided equity capital to well-known companies such as BEA Systems, (Nasdaq: BEAS), VERITAS Software Corp. (Nasdaq:
VRTS), United Healthcare (NYSE: UNH), RenaissanceRe Holdings Ltd. (NYSE: RNR), Dime Bancorp, Inc., Mellon Bank Corporation (NYSE: MEL), Knoll, Inc., and AsiaInfo (Nasdaq: ASIA). Warburg Pincus has invested at all stages of a company's life cycle, from founding start-ups and providing growth capital to leading restructurings, recapitalizations and buy-outs. Further information is available at www.warburgpincus.com.

ABOUT BROADVIEW CAPITAL PARTNERS

Broadview Capital Partners is a $250 million private equity investment firm located in Silicon Valley, California. Broadview Capital Partners' principal investment objective is to fund the growth of later stage private technology companies. Broadview Capital Partners also consider transactions which involve recapitalizations and management buyouts of divisions of public technology companies. Broadview Capital Partners is sponsored by Broadview, a leading global M&A advisor and private equity investor focused on the IT, communications, healthcare technology and media industries.

SAFE HARBOR

This press release may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including the risks: that Wi-Fi will not converge with wireless and wireline networks as Proxim currently expects, that the investment will not provide sufficient liquidity and capital required to support Proxim's objectives, that Proxim will not return to and sustain profitability, that Proxim's stockholders will not approve the exchange of the promissory notes for shares of Series B convertible preferred stock and warrants, and that the transaction is subject to customary closing conditions, including NASDAQ approval of the terms of the transaction. For additional information regarding risks relating to Proxim's business, see Proxim Corporation's Form 10-K for the year ended December 31, 2002, Form 10-Q for the quarter ended March 28, 2003, Current Reports on Form 8-K and other relevant materials filed by Proxim with the SEC. The terms of the financing agreement and the Series B convertible preferred stock and secured exchangeable

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promissory notes described in this press release are more fully described in a
Form 8-K to be filed by Proxim.

FURTHER INFORMATION

Proxim will be filing a proxy statement with the SEC that will be mailed to Proxim's stockholders. Investors and security holders of Proxim are urged to read the proxy statement when it is available because it will contain important information about Proxim, the financing and related matters. The proxy statement will solicit proxies in connection with a special meeting at which Proxim's stockholders will be asked to approve the exchange of the financing indebtedness into shares of Series B convertible preferred stock and warrants and the issuance of common stock on exchange or exercise of these shares and warrants. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. In addition to the proxy statement, Proxim files annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, and other information filed by Proxim at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 800/SEC-0330 for further information on public reference rooms. Proxim's filings with the Commission are also available to the public from commercial document-retrieval services and the website maintained by the Commission at http://www.sec.gov. The proxy statement and these other documents may also be obtained free from Proxim.

Proxim and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Proxim in favor of the approval of the exchange of the financing indebtedness into shares of Series B convertible preferred stock and warrants to acquire shares of Proxim's common stock. The directors and executive officers of Proxim and their beneficial ownership of Proxim common stock are set forth in the proxy statement for Proxim's 2003 annual meeting filed on April 29, 2002. Holders of Proxim stock may obtain additional information regarding the interests of the foregoing individuals in the financing by reading the proxy statement concerning Proxim's anticipated special meeting of stockholders when it becomes available.

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